Exhibit 10.8
PLEDGE AND SECURITY AGREEMENT

MADE BY

MEDPRO SAFETY PRODUCTS, INC.

TO

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

DATED AS OF SEPTEMBER 1, 2010

Table of Contents (cont.)

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of September 1, 2010, is made by MEDPRO SAFETY PRODUCTS, INC., a Nevada corporation (“MedPro”), to U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture hereinafter described (together with its successor and assigns, the “Secured Party”), as grantee hereunder.

W I T N E S S E T H :

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of September 1, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), between MedPro Investments, LLC, a Delaware limited liability company and a subsidiary of MedPro (together with its successors and assigns, the “Issuer”), and MedPro, contemporaneous with the execution and delivery of this Agreement, MedPro has sold, transferred, conveyed, assigned, contributed and granted all of the Royalty Rights (as defined in Section 1.1) to the Issuer, in consideration of the payment by the Issuer to MedPro of the cash amount specified thereunder and a capital contribution by MedPro to the Issuer;

WHEREAS, pursuant to that certain Indenture, dated as of September 1, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Secured Party, in order to secure, among other things, the repayment of the Notes (as defined in Section 1.1), the Issuer has granted a security interest in all of its property and rights to the Secured Party for the benefit of the Secured Party and the Noteholders (as defined in Section 1.1), including the Royalty Rights, its rights under the Purchase and Sale Agreement, the Servicing Agreement and the other Transaction Documents, and any accounts held by the Secured Party in accordance with the terms and conditions thereof;

WHEREAS, MedPro has executed and delivered a Continuing Unconditional Guarantee dated as of the date hereof (said Guarantee, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Guarantee”) in favor of Secured Party for the benefit of the Secured Party and the Noteholders, pursuant to which MedPro has guarantied, among other things, the prompt payment and performance when due of all obligations of the Issuer under the Notes and the other Transaction Documents.

WHEREAS, in addition to the grant of security interest by the Issuer to the Secured Party as set forth above, in order to further secure, among other things, the repayment of the Notes, the Secured Party desires that MedPro pledge all of its membership interests in the Issuer to the Secured Party for the benefit of the Secured Party and the Noteholders; and

WHEREAS, MedPro and the Secured Party hereby agree that MedPro shall execute and deliver this Agreement and make the pledge contemplated hereby to the Secured Party as provided herein;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, MedPro hereby covenants and agrees with the Secured Party as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Defined Terms.  Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, except that the following terms shall have the specified meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Collateral” has the meaning set forth in Section 2.1.

“Equity Interests” means all membership and other equity interests of every nature, including, without limitation, all rights and obligations of every nature associated with such membership and other interests, whether such equity interests are classified as investment property or general intangibles or otherwise under the uniform commercial code in any relevant jurisdiction, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any equity interest, and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or in exchange therefor.

“Guarantee” means that certain Continuing Unconditional Guarantee dated as of the date hereof made by MedPro in favor of the Secured Party, as amended, restated, supplemented or otherwise modified from time to time.

“Indemnitee” has the meaning set forth in Section 18.1.

“Indenture” has the meaning set forth in the recitals hereto.

“Issuer” has the meaning set forth in the recitals hereto.

“MedPro” has the meaning set forth in the preamble hereto.

 “MedPro Obligations” means all obligations and liabilities of every nature of MedPro now or hereafter existing under or arising out of or in connection with the Guarantee and the other Transaction Documents, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to MedPro, would accrue on such obligations, whether or not a claim is allowed against such MedPro for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Noteholder or other Person as a preference, fraudulent transfer or otherwise, and all obligations of every nature of MedPro now or hereafter existing under this Agreement.

“Notes” means the MedPro Investments Senior Secured 14% Notes due 2016 of the Issuer issued pursuant to the Indenture.

“Notices” has the meaning set forth in Section 15.1.

“Pledged Equity” has the meaning set forth in Section 2.1(a).

“Proceeds” shall have the meaning assigned to such term under the UCC and, in any event, shall include (a) any and all proceeds of any guarantee, insurance or indemnity payable from time to time to MedPro with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time to MedPro in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

“Purchase and Sale Agreement” has the meaning set forth in the recitals hereto.

“Royalty Rights” has the meaning set forth in the Purchase and Sale Agreement.

“Secured Party” has the meaning set forth in the preamble hereto.

Section 1.2 Other Definitional Provisions.

(a) Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement or any certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.  Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(b) The words “hereof, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references herein are references to Articles and Sections to this Agreement unless otherwise specified.

(c) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

Section 1.3 Other Terms.  Unless otherwise defined herein or in the Indenture, or unless the context otherwise requires, all terms used herein that are defined in the UCC shall have the meanings therein stated.

Section 1.4 Computation of Time Periods.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

ARTICLE II.

PLEDGE

Section 2.1 Pledge.  As security for the payment and performance of the Secured Obligations and MedPro Obligations, MedPro hereby pledges, grants, assigns, hypothecates, transfers and delivers to the Secured Party, its successors and assigns, for its benefit and the behalf of Noteholders, a continuing first priority security interest in all of MedPro’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired (the “Collateral”):

(a) all of MedPro’s Equity Interests in the Issuer, whether now owned or acquired in the future, and all certificates, agreements or other instruments, if any, representing such Equity Interests (the “Pledged Equity”);

(b) the right to receive all monies and property representing a distribution in respect of the Pledged Equity, whether by way of dividend, redemption, liquidation payments, repurchase or otherwise;

(c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(d) all Proceeds, products and accessions of every nature of and to the Pledged Equity and any of the foregoing, including all shares, securities, rights, monies or other property accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option or otherwise in respect of the Pledged Equity;

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Secured Party, its successors and assigns, forever, subject to the terms and conditions set forth herein.

Section 2.2 Dividends and Distributions.  So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, subject to Section 3.3 hereof, MedPro may receive and retain any dividends and other distributions on the Pledged Equity from distributions it may receive from the Issuer in accordance with the provisions of Section 3.7(a) of the Indenture, and subject to Section 3.3 hereof, all such dividends and other distributions shall not constitute Collateral.  If a Default or an Event of Default has occurred and is continuing or would be caused thereby, MedPro shall not be entitled to receive any subsequent dividends or other distributions on the Pledged Equity and, unless otherwise agreed by the Secured Party at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes, all such subsequent dividends and other distributions shall constitute Collateral.  For the avoidance of doubt, MedPro’s right to receive and retain any dividends and other distributions does not in any way restrict the rights of the Secured Party to exercise its rights under Section 10.1.

ARTICLE III.

DELIVERY OF COLLATERAL

Section 3.1 Delivery of Collateral.  Contemporaneously with the execution of this Agreement, MedPro shall deliver or cause to be delivered to the Secured Party, to the extent not previously delivered, (a) all certificates and other instruments evidencing the Pledged Equity then held in the form of certificates or other instruments by MedPro, together with undated stock powers or assignments of such certificates duly executed and signed in blank, (b) any and all certificates or other instruments or documents representing any of the Collateral then held by MedPro and (c) all other property comprising part of the Collateral then held in the form of certificates or other instruments by MedPro with proper instruments of assignment or transfer duly executed and such other instruments or documents as the Secured Party may reasonably request to effect the purposes contemplated hereby.

Section 3.2 Recording of Encumbrance.  MedPro shall record the Encumbrance of the Secured Party on its records at its principal office within ten Business Days after the date hereof and provide to the Secured Party written confirmation that such Encumbrance has been recorded and that there are no other liens or Encumbrances on its records with respect to the Pledged Equity.

Section 3.3 Equity Interests.  If MedPro shall become entitled to receive or shall receive, in respect of the Pledged Equity, any Equity Interests, options, warrants, rights or other similar property, including, without limitation, any certificate representing any distribution in connection with any recapitalization, reclassification or increase or reduction of capital (whether as an addition to, in substitution of or in exchange for such Pledged Equity or otherwise), MedPro agrees:

(a) to accept the same as the agent of the Secured Party;

(b) to hold the same in trust on behalf of and for the benefit of the Secured Party and separate and apart from its other property; and

(c) to deliver any and all certificates or instruments evidencing the same to the Secured Party on or before the close of business on the fifth Business Day following the receipt thereof by MedPro, in the exact form received, with undated stock powers or assignment of such certificate or instruments duly executed in blank (with signatures properly guaranteed), to be held by the Secured Party, subject to the terms of this Agreement, as additional Collateral.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties.  MedPro represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Trustee and the Noteholders as follows:

(a) MedPro has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has all licenses, permits, franchises and governmental authorizations necessary to carry on its business as now being conducted and shall appoint and employ agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement.  MedPro is duly licensed or qualified to do business as a foreign corporation in good standing in each jurisdiction in which such qualification is required by law.  MedPro has the full corporate power and authority to own the property it purports to own and to carry on its business as presently conducted and as proposed to be conducted.

(b) MedPro is the sole legal and beneficial owner of the Collateral free and clear of any Encumbrance other than the Encumbrance created pursuant to this Agreement and the Indenture.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Party pursuant to this Agreement and the Indenture.

(c) The consummation of the transactions contemplated hereby has been duly and validly authorized by MedPro.  MedPro has full corporate power to execute and deliver this Agreement and to perform its obligations hereunder and to pledge all the Collateral pursuant to this Agreement.  This Agreement has been duly authorized, executed and delivered by MedPro.  This Agreement constitutes a legal, valid and binding obligation of MedPro enforceable against MedPro in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).  All requisite corporate action has been taken by MedPro to make this Agreement valid and binding upon MedPro.

(d) No consent of any other party (including, without limitation, shareholders, directors or creditors of MedPro) and no government approval is required which has not been obtained (i) for the execution, delivery and performance by MedPro of this Agreement and each other Transaction Document to which it is a party, (ii) for the pledge by MedPro of the Collateral pursuant to this Agreement or (iii) for the exercise by the Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required (x) in connection with any disposition of all or any part of the Collateral under any laws affecting the offering and sale of securities generally, and (y) under applicable federal and state laws, rules and regulations and applicable interpretations thereof providing for the supervision or regulation of the banking or trust businesses generally and applicable to the Secured Party.

(e) The execution and delivery of this Agreement concurrently with the delivery to the Secured Party of the certificates and other items contemplated by Section 3.1 and the taking of the actions described in Section 3.3 constitute “control” of the Pledged Equity described in Section 8-106(b) of the UCC and create a valid security interest in the Collateral securing the Secured Obligations, and MedPro has done such other acts, if any, reasonably requested by the Secured Party to perfect the security interest in the Collateral granted hereunder (including permitting the Trustee to file any appropriate UCC financing statement against MedPro).

(f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not (i) violate the provisions of the articles of incorporation or bylaws (or equivalents thereof) of MedPro, (ii) violate the provisions of any law (including, without limitation, any usury law), regulation or order of any government authority applicable to MedPro, (iii) result in a breach of, or constitute a default under, any material agreement relating to the management or affairs of MedPro, or any indenture or loan agreement or any other similar agreement, lease or instrument to which MedPro is a party or by which MedPro or any of its properties may be bound (which default or breach has not been permanently waived by the other party to such document) or (iv) result in or create any Encumbrance [(other than Permitted Encumbrances)] under, or require any consent which has not been obtained under, any indenture (including the Indenture) or loan agreement or any other material agreement, instrument or document or the provisions of any order, writ, judgment, injunction, decree, determination or award of any government authority, binding upon MedPro, the Collateral or any of its properties.

(g) There are no proceedings and there is no action, suit or proceeding at law or in equity or by or before any government authority, arbitral tribunal or other body now pending against MedPro or, to the best knowledge of MedPro, threatened against MedPro which questions the validity or legality of or seeks damages in connection with this Agreement or which seeks to prevent the consummation of any of the transactions contemplated by this Agreement.

(h) All of the Pledged Equity has been duly authorized and validly issued by the Issuer and is fully paid and non-assessable.

ARTICLE V.

SUPPLEMENTS; FURTHER ASSURANCES

Section 5.1 Supplements.  MedPro agrees that, at any time and from time to time, at MedPro’s expense and upon the Secured Party’s reasonable request, MedPro will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in the reasonable discretion of the Secured Party, in order to perfect the security interest in the Collateral and to carry out the provisions of this Agreement or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  MedPro also agrees that, at any time and from time to time, at the MedPro's expense and upon the request of the Secured Party at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes, MedPro will file (or cause to be filed) such UCC financing statements or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or that the Secured Party may reasonably request at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Secured Party hereby. With respect to the foregoing and the grant of the security interest hereunder, MedPro hereby authorizes the Secured Party to file one or more UCC financing statements or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of MedPro where permitted by law.  MedPro agrees that a carbon, photographic or other reproduction of this Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law

Section 5.2 Further Assurances.  If MedPro fails to perform any agreement contained herein after receipt of a written request to do so from the Secured Party (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default), the Secured Party may (but is not obligated to) itself perform, or cause performance of, such agreement, in which case the reasonable expenses of the Secured Party, including the fees and expenses of its counsel, incurred in connection therewith shall be payable by MedPro under Section 11.1.

ARTICLE VI.

COVENANTS

Section 6.1 No Encumbrances.  MedPro agrees that, without the prior written consent of the Secured Party, it will not (a) sell or otherwise dispose of the Collateral or any interest therein or (b) except for Permitted Encumbrances, create or permit to exist any Encumbrance upon or with respect to any of the Collateral or any interest therein.

Section 6.2 Notices.  MedPro shall promptly give the Secured Party copies of all notices and other communications received by MedPro with respect to any Collateral registered in the name of MedPro.

Section 6.3 Voting Rights.  Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if no Event of Default has occurred and is continuing or would be caused thereby, MedPro may exercise any and all voting and consensual powers pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or other Transaction Documents; provided; however, that MedPro shall not exercise or refrain from exercising any such right if Secured Party or Noteholders representing a majority of the Outstanding Principal Balance of the Notes shall have notified MedPro that, in their respective judgment, such action would have a material adverse effect on the value of the Collateral or any part thereof.  If an Event of Default has occurred and is continuing, MedPro shall not be entitled to exercise any of the powers described in the preceding sentence, which shall be exercised exclusively by the Secured Party.  In order to permit Secured Party to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to this Section 6.3 and to receive all dividends and other distributions which it may be entitled to receive under this Agreement, (i) MedPro shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), MedPro hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including, without limitation, giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

 Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Secured Party will have the right to instruct the Independent Manager to exercise the powers and authority granted to the Independent Manager pursuant to the limited liability company agreement of the Issuer to exercise any and all rights and options of the Issuer in relation to the LLC Agreement to enforce performance by the other parties thereto of their obligations thereunder. If the Independent Member elects not to exercise such rights and options notwithstanding the provision by the Noteholders of reasonable indemnity thereto, then the Secured Party will have the right to terminate the Independent Manager and to appoint a successor Independent Manager of the Issuer to exercise such rights and options. MedPro agrees to cooperate with the Secured Party to cause such successor Independent Manager to succeed the terminated Independent Manager, to be a manager of the Issuer, and to obtain and enjoy to the exclusion of the terminated Independent Manager all interests, powers, rights and authority previously owned, possessed or enjoyed by the terminated Independent Manager pursuant to the limited liability company agreement of the Issuer. The Secured Party will not be required to deliver any such instruction to the Independent Manager or to terminate the Independent Manager or appoint any successor Independent Manager unless instructed to do so by Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes, will only do so as specified in such Direction, and will be entitled to be indemnified in full and held harmless by the Noteholders in connection with its delivery of any such instruction or any such termination or appointment.

Section 6.4 Equity Interests.  MedPro agrees that it will not accept any Equity Interests or other equity ownership interests, any rights or options to acquire any Equity Interests or other equity ownership interests or other securities, each in addition to or in substitution for the Collateral, without prior written consent of the Secured Party.

Section 6.5 Legal Subsistence.  MedPro shall preserve and maintain (a) its legal subsistence as a corporation in good standing under the laws of the State of Nevada and (b) its qualification to do business in every jurisdiction where the ownership of its properties and the nature of its business require them to be so qualified and where the failure to be so qualified could have a material adverse effect on the security interest created by this Agreement; except as expressly provided in Section 6.2(j) of the Purchase and Sale Agreement.

Section 6.6 Compliance with Laws.  MedPro shall comply with all laws, and obtain, maintain and comply with all government approvals as shall now or hereafter be necessary under applicable law, rule, or regulation, in each case, in connection with the making and performance by MedPro of any provision of this Agreement.

Section 6.7 Taxes.  MedPro shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its incomes or profits or on any of its properties, in each case, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, could reasonably be expected to become an Encumbrance (other than a Permitted Encumbrance) upon the Collateral, unless such matters are being challenged by MedPro in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) appropriate reserves shall have been made therefor and (b) in the case of a charge or claim that has become an Encumbrance (other than a Permitted Encumbrance), such proceedings conclusively operate to stay such charge or claim. MedPro will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.  MedPro will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

Section 6.8 Modifications.  MedPro shall not, without the prior written consent of the Secured Party, agree to or permit (a) any amendment, supplement or modification of, or waiver with respect to, any of the provisions of any of its organizational documents, if any such amendment, supplement, modification or waiver could result in an adverse change in the value of the Collateral or the rights of the Secured Party, or (b) the cancellation or termination of any of its organizational documents.

Section 6.9 No Liquidation.  Without the prior written direction by the Secured Party, MedPro shall not take any action to liquidate or wind up the Issuer until all of the Secured Obligations are paid in full.

Section 6.10 Monies Held in Trust.  Subject to Section 2.2, MedPro shall hold all monies received by it that constitute Collateral (including any payment or other benefit in breach of this Section 6.10 or Section 6.11) in trust for the Secured Party, in order to satisfy the Secured Obligations pursuant to the direction of the Secured Party.

Section 6.11 No Claims.  Subject to Section 2.2, MedPro shall not claim payment, whether directly or by set-off, lien, counterclaim or otherwise, of any amount that may be or has become due to MedPro from the Issuer other than Expenses and Servicing Fees in accordance with Section 3.7(a) of the Indenture and all royalties payable to MedPro to be held in trust or escrow pursuant to Section 3.7(b) of the Indenture until all of the Secured Obligations have been paid in full.

ARTICLE VII.

SECURED PARTY APPOINTED ATTORNEY-IN-FACT

Section 7.1 Secured Party Appointed Attorney-In-Fact.  MedPro hereby irrevocably appoints Secured Party as such MedPro’s attorney-in-fact, with full authority in the place and stead of MedPro and in the name of MedPro, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation.

(a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor;

(b) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any instruments made payable to MedPro representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same;

(d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

(e) to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of MedPro to Secured Party, due and payable immediately without demand; and

(f) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and such Pledgor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as MedPro might do.

ARTICLE VIII.

REASONABLE CARE

Section 8.1 Reasonable Care.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Secured Party accords its own property of the type of which the Collateral consists, it being understood that the Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

ARTICLE IX.

NO LIABILITY

Section 9.1 No Liability.  Neither the Secured Party nor any of its directors, officers, employees or agents shall be deemed to have assumed any of the liabilities or obligations of MedPro as a result of the pledge and security interest granted under or pursuant to this Agreement.  In the absence of gross negligence or willful misconduct, the Secured Party or any of its directors, officers, employees or agents shall not be liable for any failure to collect or realize upon the Secured Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

ARTICLE X.

REMEDIES UPON EVENT OF DEFAULT

Section 10.1 Remedies Upon Event of Default.  If an Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise the power of attorney described in Section 7.1 with respect to the Collateral and any of the certificates or other instruments delivered pursuant to Section 3.1, and may sign, complete and deliver all transfers, proxies and letters of resignation and do all acts and things that the Secured Party may in its absolute discretion specify to enable or assist the Secured Party to perfect or improve its security over the Equity Interests, to vest ownership of the Equity Interests in the Secured Party or its nominee, to provide that the Secured Party is registered as the holder of the Equity Interests, to exercise any rights or powers attaching to the Equity Interests, to sell the Equity Interests or otherwise to enforce any of the rights of the Secured Party under this Agreement.

(b) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC then in effect in any applicable jurisdiction, and the Secured Party may also in its sole discretion, without notice except as specified below or except as required by mandatory provisions of law, sell the Collateral or any part thereof in one or more parcels at public or private sale or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may reasonably deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral at any such sale.  Each purchaser at any such sale shall hold the property, sold absolutely, free from any claim or right on the part of MedPro, and MedPro hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  MedPro agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to MedPro of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any public or private sale.  MedPro hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

(c) MedPro recognizes that the Secured Party may elect in its sole discretion to sell all or a part of the Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  MedPro acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and MedPro and the Secured Party agree that the mere fact that such private sales were private sales individually negotiated, does not mean that such private sales were note made in a commercially reasonably manner, and that the Secured Party has no obligation to engage in public sales or to delay the sale of any Collateral to permit the issuer thereof to register the Collateral in connection with a public sale requiring registration under the Securities Act.

(d) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall, as soon as reasonably practicable, be applied (after payment of any amounts payable to the Secured Party pursuant to Section 11.1) by the Secured Party, first, to the payment of the costs and expenses of such sale, collection or other realization, if any, including reasonable out-of-pocket costs and expenses of the Secured Party (including the reasonable fees and out-of-pocket expenses of its counsel), and all reasonable expenses, liabilities and advances made or incurred by the Secured Party in connection therewith to the extent not paid by MedPro pursuant to Section 11.1, second, to the payment of the Secured Obligations in accordance with the terms of the Indenture and, third, all remaining amounts shall promptly be paid to MedPro or its successors or assigns.

(e) The Secured Party may by writing without notice to MedPro appoint one or more persons as the Secured Party deems fit to be a receiver in relation to the Collateral. Where the Secured Party appoints two or more persons as such receiver, such receivers may act jointly or independently. With respect to the enforcement of this Agreement, such receiver may sell, charge or otherwise dispose of the Collateral, exercise any powers, discretion, voting or other rights or entitlements in relation to the Collateral and generally carry out any other action that such receiver may in such receiver's sole discretion deem necessary in relation to the enforcement of this Agreement. Such receiver shall have, in addition to the other powers set forth in this Section 10.1(e), the power to:

(i) take possession of, collect and get in the Collateral and, for that purpose, take such proceedings as may seem to such receiver to be expedient;

(ii) raise or borrow money and grant security therefor over the Collateral;

(iii) appoint an attorney or accountant or other professionally qualified person to assist such receiver in the performance of such receiver's functions;

(iv) bring or defend any action or other legal proceeding in the name of and on behalf of MedPro in respect of the Collateral;

(v) do all acts and execute in the name and on behalf of MedPro any document or deed in respect of the Collateral;

(vi) make any payment that is necessary or incidental to the performance of such receiver's functions;

(vii) make any arrangement or compromise on behalf of MedPro in respect of the Collateral;

(viii) rank and claim in the insolvency or liquidation of the Issuer and receive dividends and accede to agreements for the creditors of the Issuer;

(ix) present or defend a petition for the winding up of the Issuer; and

(x) do all other things incidental to the exercise of the foregoing powers.

(f) MedPro agrees that:

(i) in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to:

    (A) avoid any violation of law(including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral); or

    (B) obtain any required approval of the sale or of the purchaser by any governmental authority or official; and

(ii) such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable or accountable to MedPro for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

ARTICLE XI.

EXPENSES

Section 11.1 Expenses.  MedPro will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and the Secured Party and the Noteholders, and any transfer taxes, in each case payable upon sale of the Collateral, which the Secured Party or the Noteholders may incur in connection with (a) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Secured Party hereunder, (c) the failure by MedPro to perform or observe any of the provisions hereof or (d) the administration of this Agreement.  Any amount payable by MedPro pursuant to this Section 11.1 shall be payable upon demand and shall constitute Secured Obligations secured hereby.

ARTICLE XII.

NO WAIVER

Section 12.1 No Waiver.  No failure or delay on the part of the Secured Party or any Noteholder to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party or any Noteholder of any right, power or remedy preclude any additional exercise by the Secured Party or any Noteholder of such right, power or remedy.  The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.  No notice to or demand on MedPro in any case shall entitle MedPro to any other or further notice or demand in similar or other circumstances.

ARTICLE XIII.

AMENDMENTS

Section 13.1 Amendments.  No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by MedPro therefrom, shall in any event be effective without the written concurrence of the Secured Party (pursuant to Section 9.1 or Section 9.2 of the Indenture), and none of the Collateral shall be released without the written consent of the Secured Party (pursuant to Section 9.1 or Section 9.2 of the Indenture).  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

ARTICLE XIV.

RELEASE; TERMINATION

Section 14.1 Release; Termination.  Upon the indefeasible payment and performance in full of the Secured Obligations or discharge of the Indenture pursuant to the terms thereof, this Agreement shall terminate, and the Secured Party (a) shall promptly deliver to MedPro any remaining Collateral and money received in respect thereof, and all documents, agreements or instruments representing the Collateral held by the Secured Party prior to such termination, and (b) upon request by MedPro, shall promptly deliver to MedPro and file or record, at MedPro’s expense, all such documentation (including UCC termination statements) necessary to release the liens on the Collateral, such documentation to be prepared by MedPro and delivered to the Secured Party.  If the Secured Party fails to promptly deliver or file or record the UCC termination statements referred to in, and in accordance with, clause (b) in the immediately preceding sentence, then MedPro may file or record such UCC termination statements.

ARTICLE XV.

NOTICES

Section 15.1 Notices.  All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent, (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt or (e) in the case of any report which is of a routine nature, on the date sent by first class mail or overnight courier or transmitted by legible telecopier transmission, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient in accordance with Section 12.5 of the Indenture.  Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

ARTICLE XVI.

CONTINUING SECURITY INTEREST

Section 16.1 Continuing Security Interest.  This Agreement shall create a continuing Encumbrance in the Collateral until the release thereof pursuant to Section 14.1 or the sale thereof pursuant to Section 10.1, shall be binding upon MedPro and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Secured Party and its successors, transferees and assigns; provided, however, that MedPro may not (unless otherwise permitted under the terms of the Indenture) assign any of its obligations hereunder without the prior written consent of the Trustee.  The Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person in accordance with the Indenture, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise.

ARTICLE XVII.

SECURITY INTEREST ABSOLUTE

Section 17.1 Security Interest Absolute.  All rights of the Secured Party and security interests hereunder, and all obligations of MedPro hereunder, shall be absolute and unconditional irrespective of, and MedPro hereby irrevocably waives, any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or

(c) any taking, exchange, surrender of any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument relating thereto; release or non-perfection of any Collateral or any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(d) any manner of application of any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any other collateral securing all or any of the Secured Obligations or any other obligations of the Issuer under or in respect of the Transaction Documents;

(e) any change, restructuring or termination of the limited liability company structure or existence of the Issuer;

(f) the release or reduction of liability or any guarantor or surety with respect to the Secured Obligations; or

(g) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation to the Secured Party or any other Person which might otherwise constitute a defense available to, or a discharge of, MedPro.

ARTICLE XVIII.

INDEMNITY

Section 18.1 Indemnity.  MedPro agrees to indemnify, reimburse, defend and save and hold the Secured Party, the Noteholders and their respective officers, directors, employees, agents, advisors and affiliates (each, an “Indemnitee” and, collectively, the “Indemnitees”) harmless from and against, and shall pay on demand, any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including attorneys’ fees and disbursements) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in connection with (a) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of the rights of the Secured Party or the Noteholders hereunder, (b) in connection with the failure by MedPro to perform or observe any of the provisions hereof or (c) arising out of or in connection with or resulting from this Agreement or the other Transaction Documents or the transactions contemplated hereby, excluding those arising out of the gross negligence or willful misconduct of any Indemnitee as determined by a final order of a court of competent jurisdiction.  Each Indemnitee agrees to use commercially reasonable efforts to promptly notify MedPro of any assertion of any such liability, damage, injury, penalty, claim, demand, action, judgment or suit of which such Indemnitee has knowledge.  The obligations of MedPro in this Section 18 shall survive the termination of this Agreement.

ARTICLE XIX.

OBLIGATIONS SECURED BY COLLATERAL

Section 19.1 Obligations Secured by Collateral.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement, and any amounts paid by the Secured Party in preservation of any of its rights or interest in the Collateral, shall constitute Secured Obligations secured by the Collateral.

ARTICLE XX.

SEVERABILITY

Section 20.1 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived, they are hereby waived by the parties hereto to the full extent permitted by law so that this Agreement shall be deemed a valid, binding agreement in accordance with its terms.

ARTICLE XXI.

COUNTERPARTS; EFFECTIVENESS

Section 21.1 Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

ARTICLE XXII.

REINSTATEMENT

Section 22.1 Reinstatement.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Secured Party, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of MedPro or upon the appointment of any intervenor or conservator of, or trustee or similar official for, MedPro or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

ARTICLE XXIII.

SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

Section 23.1 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND MEDPRO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. MEDPRO AND THE SECURED PARTY HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND MEDPRO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(b) MEDPRO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE SENDING OF COPIES THEREOF BY FEDERAL EXPRESS OR OTHER OVERNIGHT COURIER COMPANY, TO MEDPRO AT ITS ADDRESS SPECIFIED BY SECTION 15.1, SUCH SERVICE TO BECOME EFFECTIVE FOUR DAYS AFTER DELIVERY TO SUCH COURIER COMPANY.

(c) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST MEDPRO IN ANY OTHER JURISDICTION.

ARTICLE XXIV.

GOVERNING LAW

Section 24.1 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR THE REMEDIES HEREUNDER, ARE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, MedPro and the Secured Party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

MEDPRO SAFETY PRODUCTS, INC.

By:	/s/ Marc T. Ray
Name: Marc T. Ray
Title: VP Finance and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee, as Secured Party

By:	/s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

Signature Page to the Pledge and Security Agreement